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                                                                 EXHIBIT 10.22.4


                               SECURITY AGREEMENT

         This Security Agreement dated as of November 29, 2000 ("Security Agreement") is between Probex Fluids Recovery, Inc., a Delaware corporation ("Debtor"), and Wilmington Trust Company ("Collateral Agent") for the benefit of the Noteholders (the Collateral Agent and the Noteholders are hereinafter sometimes referred to collectively as "Secured Party").


                                  INTRODUCTION

         A. The Debtor has entered into a Note Purchase Agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time the "Note Purchase Agreement") with the noteholders party thereto (together with their successors and assigns and any holder of the 7% Senior Secured Convertible Notes, due November 28, 2004, issued thereunder (the "Notes"), collectively referred to herein as the "Noteholders").

         B. Probex Corp., a Delaware corporation (the "Guarantor"), has entered into a Guaranty Agreement of even date herewith (such document, as amended, modified, supplemented or restated from time to time, collectively referred to as the "Guaranty Agreement"), pursuant to which the Guarantor guaranteed the debt of the Debtor owing to the Noteholders under the Note Purchase Agreement.

         C. The Debtor, the Noteholders, the Guarantor, and the Collateral Agent, as collateral agent, have entered into an Intercreditor and Collateral Agency Agreement of even date herewith (the "Intercreditor Agreement") (1) to establish the relative rights of the Noteholders with respect to payment of their respective obligations owed by the Debtor and the Guarantor, (2) to agree as to the exercise of certain remedies with respect to the Collateral (as defined in the Intercreditor Agreement), (3) to appoint Wilmington Trust Company as collateral agent for the benefit of the Noteholders for the purposes of administering the Collateral Documents (as defined in the Intercreditor Agreement) and apportioning payments among the Noteholders, and (4) for other purposes as set forth therein.

         D. It is a condition precedent to the effectiveness of the Note Purchase Agreement that the Debtor shall secure its obligations under the Note Purchase Agreement, the Collateral Documents and any other Financing Document (in each case, as such terms are defined in the Intercreditor Agreement) by entering into this Security Agreement.

         Therefore, the Debtor hereby agrees with the Collateral Agent on behalf of and for the benefit of the Noteholders as follows:



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SECTION 1. Definitions. Any terms used in this Security Agreement that are defined in the Uniform Commercial Code as in effect in the State of Texas ("UCC") shall have the meanings assigned to those terms by the UCC, whether specified elsewhere in this Security Agreement or not.

SECTION 2. Security Interest.

         2.1. Grant of Security Interest. The Debtor hereby grants to the Secured Party on behalf of and for the ratable benefit of the Noteholders a first priority security interest in the Collateral (as defined in Section 2.2 below) to secure the performance and payment of (a) all obligations and amounts due and payable by the Debtor now and hereafter existing under the Note Purchase Agreement, the Notes, this Security Agreement, the other Collateral Documents and any other Financing Documents (as defined in the Intercreditor Agreement), whether for principal, interest, premiums, fees, expenses, indemnifications or otherwise (all such obligations being collectively referred to herein as the "Secured Obligations").

         2.2. Collateral. "Collateral" shall mean all of the Debtor' right, title, and interest in the following, whether now owned or hereafter created or acquired or arising:

                  (a) Accounts. All accounts whether now existing or hereafter arising, and however evidenced or acquired, in which the Debtor now has or hereafter acquire any rights (the term "Accounts" means and includes accounts, accounts receivable, contract rights, including without limitation rights under contracts for the purchase of supplies (in any such case to the extent a security interest can be granted in particular contracts), instruments, notes, drafts, acceptances, documents, chattel paper, any right of the Debtor to payment for goods sold or leased for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to the Debtor, and all of the Debtor' rights to any merchandise (including without limitation any returned or repossessed goods and the right of stoppage in transit) which is represented by, arises from or is related to any of the foregoing);

                  (b) General Intangibles. All general intangibles, whether now owned or hereafter acquired or arising, or in which the Debtor now has or hereafter acquires any rights, including without limitation all causes of action, goodwill and similar intangibles and all income tax refunds, all privileges, franchises, immunities, licenses (to the extent a security interest can be granted in particular licenses), permits and similar intangibles, any rights to receive any payments in connection with the termination of any pension plan or employee stock ownership plan or trust established for the benefit of employees of the Debtor and all other intangible personal property (including things in action) not otherwise covered by this Security Agreement;

                  (c) Inventory. All inventory, whether now owned or hereafter acquired, and all documents of title at any time evidencing or representing any part thereof (the term "Inventory" means and includes all goods (i) which are held for sale or lease or are to be furnished under contracts of service or consumed in the Debtor'



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business, or (ii) which are raw materials, work-in-progress, finished goods
(including, without limitation, supplies and related products), packaging materials and all other materials and supplies of every nature in each case used or usable in connection with the acquisition, manufacture, processing, supply, servicing, storing, packing, shipping, advertising, selling, leasing or furnishing of such goods and any constituents or parts thereof, or (iii) which are returned or repossessed goods);

                  (d) Equipment. All equipment (as defined in Article 9 of the
UCC) wherever located, machinery, furniture, fixtures and motor vehicles, and all parts thereof and all accessions and additions thereto (all such equipment being the "Equipment");

                  (e) Intellectual Property. All patent applications, patents, patentable inventions, whether or not reduced to practice, trademark applications, trademarks, trade names, company names, business names, fictitious names, service marks, tradestyles, logos, internet domain names or other source or business identifiers, copyright applications, copyrights, all works of authorship, designs, trade secrets, confidential or proprietary information, know-how, processes, technique, research or development information, technical, financial or customer information and any information which gives the Debtor a commercial advantage, all licenses or agreements, whether written or oral, granting to or by the Debtor any right of a type described herein, all registrations and recordings thereof, including without limitation, goodwill of the business connected with the use of or symbolized by any of the above, registrations, recordings and applications in the United States Patent and Trademark Office, United States Register of Copyrights or in any similar office of agency of the United States, any State thereof or any county or any political subdivision thereof, including, without limitation, those listed in Schedule 2.2(e) hereto (as the same may be amended from time to time), including without limitation all renewals, reissues, divisions, continuations, continuations-in-part, extensions, improvements, all copyrights of works based on, incorporation in, derived from works covered by such copyrights or works of authorship, all derivative works based on such copyrights or works of authorship, the right to print, publish, distribute, derive and modify any of the same thereof, all proceeds thereof including without limitation all payments, license royalties and proceeds of infringement suits, and rights to sue for past, present and future infringements and misappropriations and all other rights of any kind whatsoever of the Debtor pertaining thereto or accruing thereon, and all rights corresponding thereto throughout the world (all of the foregoing being referred to collectively as the "Intellectual Property");

                  (f) Documents and Instruments. All documents and instruments (each as defined in the UCC);

                  (g) Litigation Proceeds. All proceeds received by the Debtor or to which the Debtor has any right which proceeds represent an award of damages or a settlement from or in connection with any lawsuit brought by the Debtor (or in which the Debtor participated) against any Person;

                  (h) Other. All other property or interests in property of any type whatsoever in the possession of the Debtor to the extent such property is not covered by



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the foregoing and to the extent a security interest may legally be granted in such property or interests in property under the Uniform Commercial Code, it being the intent of the Debtor to grant to the Secured Party a security interest in all of the Debtor' property or interest in property, whether now owned or hereafter acquired;

                  (i) Records. All supporting evidence and documents relating to any of the above described property, including, without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, customer lists, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising (collectively, the "Records");

                  (j) Additions. All additions to and substitution and replacement of any and of the foregoing, whether now existing or hereafter arising; and

                  (k) Proceeds and Products. All proceeds and products of the foregoing and all insurance of the foregoing and the proceeds thereof including, without limitation, the proceeds of any business interruption insurance or any key man life insurance policy covering the life of any officer or director of the Debtor, whether now existing or hereafter arising.

SECTION 3. Representations and Warranties. The Debtor hereby represents and warrants the following to the Secured Party and the Noteholders:

         3.1. The Debtor' Name Existence, Power, Authorization.

                  (a) The true and correct name of Debtor as listed on its articles or certificate of incorporation, as applicable, is the name of Debtor as listed on the signature pages to this Security Agreement. Debtor does not do business and has not done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule 3.1;

                  (b) Debtor is a duly incorporated and existing corporation in good standing under the laws of its jurisdiction of incorporation; and

                  (c) Debtor has all necessary corporate power and authority to execute, deliver, enter into and carry out the terms of this Security Agreement.

         3.2. Inventory. All of the Inventory owned by Debtor is located at the facilities specified on the attached Schedule 3.2. No Persons other than the Debtor has possession of any of the Collateral. No negotiable document has been issued to represent any Inventory.

         3.3. Accounts. The chief place of business and chief executive office of Debtor and the office where Debtor keeps the Records are located at the address set forth in the attached Schedule 3.3. None of the Accounts are evidenced by a promissory note or other instrument that has not been pledged to the Secured Party. To the best of



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Debtor's knowledge each Account constitutes the legally valid and binding obligation of the customer obligated to pay the same arising from the sale, lease or rendition by Debtor of goods or services. The amount represented by Debtor to the Secured Party as owing by each customer is the correct amount actually and unconditionally owing as of the date hereof.

         3.4. Equipment. All of the Equipment owned by Debtor is located at the facilities specified on the attached Schedule 3.4. The Equipment is in good working order to the extent necessary for the operation of Debtor's business.

         3.5. Intellectual Property. The Intellectual Property is subsisting and has not been adjudged invalid or unenforceable. To the best of Debtor's knowledge, all of the Intellectual Property is valid and enforceable. As of the date hereof, no claim has been made that the use of any of the Intellectual Property does or may violate the rights of any third person. Debtor has generally used proper statutory notice in connection with its use of the Intellectual Property and consistent standards of quality in its manufacture of products sold under the Intellectual Property. Except as set forth on Schedule 2.2(e) hereto, no Debtor has granted any licenses, orally or in writing, which are not terminable at will by such Debtor or which are not listed on Schedule 2.2(e). Debtor authorizes and requests that all applicable governmental offices, including, without limitation, the Register of Copyrights, Commission of Patents of Canada and Register of Trademarks of Canada record this document. Each of the Debtor's material copyright rights has been identified to Secured Party and has been registered at the United States Copyright Office.

         3.6. Other Liens. Debtor is the record and beneficial owner of all of the Collateral free and clear of any Lien, except for the security interests created by this Security Agreement and other Liens permitted by the Note Purchase Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in connection with (a) Liens created by this Security Agreement or (b) other Liens permitted by the Note Purchase Agreement.

         3.7. Lien Priority and Perfection. The security interest in the Collateral created pursuant to this Security Agreement creates a valid, binding, and first priority security interest in the Collateral, securing the payment, performance and observance of the Secured Obligations, and such security interests will be perfected first priority security interests upon the filing of appropriate financing statements naming Debtor as debtor and Secured Party as secured party in the jurisdictions set forth on the attached Schedule 3.7, in each case only to the extent such interest may be perfected by the filing of a financing statement under the UCC.

         3.8. Authorizations and Approvals. No other authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is necessary to grant the security interests contemplated hereby, or to allow Debtor to perform (other than authorizations, approvals or actions required in the performance of its business generally and which it expects to obtain in the ordinary course of its business) its



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obligations hereunder, or to permit the Secured Party or any Noteholder to exercise its rights and remedies hereunder.

         3.9. Accurate Information. All information supplied to the Secured Party or any Noteholder by or on behalf of the Debtor with respect to the Collateral is accurate and complete in all material respects as of the date hereof.

SECTION 4. Debtor' Covenants.

         4.1. Further Assurances. Debtor agrees that at any time, at such Debtor's expense, such Debtor shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary and that the Secured Party or any Noteholder may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party or any Noteholder to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will, at the Secured Party's request, (a) deliver and pledge to the Secured Party, duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, any instrument, document or chattel paper representing any Account or arising as a result of the disposition of any Collateral, and (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably necessary, and as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby. Debtor shall furnish to the Secured Party from time to time any statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

         4.2. Accounts and Inventory. Debtor shall use its commercially reasonable efforts to collect payments on the Accounts when due. Debtor shall perform its obligations under each contract related to or giving rise to any Account. Except for Inventory in transit in the ordinary course of business, Debtor shall keep all of the Inventory at the locations listed on Schedule 3.2. Debtor shall not permit any negotiable document to represent any Inventory. Debtor shall maintain and protect the Inventory and promptly furnish to the Secured Party a statement regarding any material loss or damage to the Inventory.

         4.3. Equipment. Debtor shall cause the Equipment to be maintained and preserved in good working order, ordinary wear and tear excepted, and shall make or cause to be made all repairs, replacements, and other improvements which in each case are necessary or desirable to maintain the Equipment in good working order for the needs of Debtor's business.

         4.4. Intellectual Property.

         (a) Debtor shall annually provide an accurate update of Schedule 2.2(e) to the Secured Party, and, if any additional Intellectual Property is listed, sign any



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documents reasonably requested by the Secured Party to fully perfect the Secured
Party's security interest in such additionally listed Intellectual Property and, if any previously listed Intellectual Property is not listed on the annual update to Schedule 2.2(e) or is listed with information that materially and adversely affects its value, such Debtor shall provide the reasons why such Intellectual Property is no longer listed or the reasons for such diminishment of value (as applicable).

                  (b) Debtor shall use proper statutory notice in connection with its use of the Intellectual Property and consistent standards of quality in its manufacture of products sold under the Intellectual Property.

                  (c) No Debtor shall take any action, or permit any action to be taken by others, including licensees, or fail to take any action or permit any other to fail to take any action which would materially and adversely affect the Intellectual Property.

                  (d) Whenever any of the Intellectual Property is used by or on behalf of Debtor in a country where affixing a trademark notice is mandatory, such Debtor shall affix or cause to be affixed a notice that the mark is a trademark, a service mark or is registered, which notice shall be in a form accepted or required by the trademark marking laws of such country in which the mark is so used.

                  (e) Debtor shall promptly notify the Secured Party, in writing, of any suit, action or proceeding brought against such Debtor relating to, concerned with or affecting the Intellectual Property and shall, on request, deliver to the Secured Party a copy of all pleadings, papers, order or decrees theretofore and thereafter filed in any such suit.

                  (f) If requested by Secured Party, Debtor will identify its unregistered copyrightable works to Secured Party and if requested by Secured Party, file United States copyright applications for the works identified by Secured Party for registration. Debtor shall use commercially reasonable efforts to protect its trade secrets proprietary information and the like from unauthorized use or disclosure.

                  (g) Debtor shall have the duty, if commercially reasonable, to prosecute diligently any trademark applications with respect to the Intellectual Property pending as of the date of this Security Agreement or thereafter to make federal application on registrable but unregistered Intellectual Property if requested by Secured Party, to file and prosecute opposition and cancellation proceedings, to diligently maintain a suit to stop any infringement or any other suit, action or proceedings brought against such Debtor relating to, concerned with or affecting the Intellectual Property and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Intellectual Property. Upon request, such Debtor shall provide the Secured Party with a complete status report of all Intellectual Property and upon request by the Secured Party, such Debtor shall deliver to Secured Party, copies of any such Intellectual Property and other documents concerned with or related to the prosecution, protection, maintenance, enforcement and issuance of the Intellectual Property.



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                  (h) Debtor agrees that it will not enter into any agreement
(including any license agreement) which is inconsistent with such Debtor's obligations under this Security Agreement without the Secured Party's prior written consent.

                  (i) Until the occurrence and continuance of an Event of Default under the Note Purchase Agreement (collectively, an "Event of Default"), the Secured Party hereby grants to Debtor the exclusive, nontransferable right and license to use the Intellectual Property on and in connection with products sold by the Debtor, for Debtor's own benefit and account and for none other. Except as permitted in the Note Purchase Agreement, Debtor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to such Debtor hereunder, without the prior written consent of the Secured Party.

                  (j) Debtor shall not abandon any Intellectual Property without the written consent of the Secured Party.

         4.5. Insurance.

                  (a) Policies and Certificates. Debtor shall, at its own expense, maintain, or cause to be maintained, insurance with respect to the Inventory and Equipment of such Debtor in such amounts, against such risks, in such form, and with such insurers, as the Note Purchase Agreement requires. In addition, upon request by the Secured Party, such Debtor shall deliver certificates evidencing renewal of such insurance and evidence that the premiums have been paid before termination of any insurance policies representing such insurance. Upon request, Debtor shall deliver certificates evidencing such insurance and copies of the underlying policies as they are available. If such insurance is not maintained in full force and effect, the Secured Party at its option may procure such insurance at such Debtor's expense. All policies representing property insurance shall name the Secured Party as an additional loss payee in a form satisfactory to the Secured Party. All policies representing liability insurance shall name the Secured Party and the other Noteholders, as additional named insured parties in a form satisfactory to the Secured Party.

                  (b) Notice of Casualty Events, Etc. Immediately upon obtaining knowledge thereof, Debtor shall notify the Secured Party of any material casualty to the Collateral, including all casualties to the Collateral where the aggregate damage to the Collateral would reasonably be expected to exceed $1,000,000. With respect to any potential claims under any property insurance maintained by such Debtor in excess of such amount, after the occurrence and during the continuance of an Event of Default, the Secured Party shall make proof of loss under, settle and adjust any claims under, and receive the proceeds under any such property insurance or direct the Debtor to take such actions at the direction of the Secured Party, and the expenses incurred by the Secured Party in the adjustment and collection of such proceeds shall be paid by the Debtor. The Secured Party shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.



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                  (c) Payments. With respect to any casualty to the Collateral, after the occurrence and during the continuance of an Event of Default, all proceeds of such casualty, including any property insurance proceeds, proceeds from actions, and any other proceeds, whether or not above the amounts specified above, are assigned to the Secured Party and shall be paid directly to the Secured Party and applied in accordance with paragraph (d) below. In the event that any such proceeds are paid to Debtor in violation of the foregoing, such Debtor shall hold the proceeds in trust for the Secured Party, segregate the proceeds from the other funds of such Debtor, and promptly pay the proceeds to the Secured Party with any necessary endorsement. Upon the request of the Secured Party, after the occurrence and during the continuance of an Event of Default, Debtor shall execute and deliver to the Secured Party any additional assignments and other documents as may be necessary or desirable to enable the Secured Party to directly collect the proceeds.

                  (d) Application of Proceeds. With respect to the proceeds of any casualty required to be paid to the Secured Party hereunder, after the occurrence and during the continuance of an Event of Default, the Secured Party may, subject to the terms of the Intercreditor Agreement, either retain the proceeds and apply such proceeds as provided for in Section 5.7 or may disburse the proceeds to the Debtor for the purpose of repairing, replacing, and restoring the damaged Collateral.

         4.6. Transfer of Collateral; Release of Security Interest. Debtor shall not sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral (other than Inventory sold in the normal course of business), except as permitted by the Note Purchase Agreement. The Secured Party shall promptly, at the relevant Debtor's expense, execute and deliver all further instruments and documents, and take all further action that such Debtor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Note Purchase Agreement.

         4.7. Change of Name. Debtor shall notify the Secured Party in writing 15 days prior to (a) any new location of any Property comprising a part of the Collateral in which such Debtor is granting a security interest to the Secured Party under the terms of this Security Agreement, or (b) any change in the Debtor's name, identity or corporate structure, location of its chief executive office, chief place of business or office where such Debtor keeps its records concerning the Collateral.

         4.8. Defaults. Debtor shall notify Secured Party if there exists an Event of Default (as defined herein).

         4.9. Claims. Debtor shall promptly notify the Secured Party of the existence of any material claims, liens, security interests, rights or other encumbrances with respect to any of the Collateral.

         4.10. Material Adverse Effect. Debtor shall promptly notify the Secured Party in the event of any change in the nature or value of the Collateral which could result in a



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Material Adverse Effect or which change could materially and adversely affect the security interest of the Collateral Agent in the Collateral.

         4.11. Expenses. Debtor shall promptly pay all expenses incurred in connection with the maintenance, preservation or other handling of the Collateral and all taxes which are or may become a lien on the Collateral promptly when due, unless such expenses, taxes or liens are being contested in good faith by appropriate proceedings and no proceeding to enforce any tax liens against the Collateral has begun, and in any event reimburse the Secured Party for any expenses which it might incur in satisfying such expenses, liens or taxes, which the Secured Party may reasonably incur, in its sole discretion, to protect the Collateral.

SECTION 5. Events of Default. Any of the following events shall be an Event of
Default:

                  (a) the occurrence of any "Event of Default" as defined in the Note Purchase Agreement;

                  (b) the failure of Debtor to pay any obligation due and payable pursuant to the terms of this Security Agreement within three Business Days after such payment is due; or

                  (c) the failure of Debtor to perform or observe any term or provision of this Security Agreement, and such failure shall continue unremedied for a period of 30 days after the earlier of (i) such Event of Default first becomes known to any officer of Debtor or (ii) notice to Debtor by the Secured Party of the occurrence of such Event of Default.

SECTION 6. Remedies. If any Event of Default shall have occurred and remain uncured, and subject at all times to the terms of the Intercreditor Agreement:

         6.1. UCC Remedies. To the extent permitted by law, the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

         6.2. Assembly of Collateral. The Secured Party may require Debtor to, at such Debtor's expense, promptly assemble all or part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party. The Secured Party may occupy any premises owned or leased by Debtor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Debtor in respect of such occupation. The Secured Party shall have no obligation to take any action to assemble or otherwise take control of the Collateral, whether for the purposes of sale or otherwise.

         6.3. Sale of Collateral. Upon at least ten Business Days prior written notice to the Debtor of the time and place of any proposed sale or other disposition, the Secured Party may sell all or part of the Collateral at a public or private sale, at any of the Secured



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Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as is commercially reasonable. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         6.4. Accounts. The Secured Party may, or may direct Debtor to, take any action the Secured Party deems necessary or advisable to enforce collection of the Accounts including, without limitation, notifying the account Debtor or obligors under any Accounts of the assignment of such Accounts to the Secured Party and directing such account Debtor or obligors to make payment of all amounts due or to become due directly to the Secured Party. Upon such notification and direction, and at the expense of the Debtor, the Secured Party may enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Debtor might have done. After receipt by Debtor of the notice referred to above, all amounts and proceeds (including instruments) received by such Debtor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of Debtor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as Collateral. Debtor shall not adjust, settle, or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon except in the ordinary course of business in accordance with past practices.

         6.5. Special Provisions for Collateral Located in Louisiana. The following shall apply if the foreclosure rights and remedies are governed by the laws of Louisiana. Upon the existence and during the continuance of an Event of Default, the Secured Party shall have the right to cause the Collateral to be seized and sold under Louisiana executory or ordinary process, at the Secured Party's sole option, without appraisement, appraisement being hereby expressly waived, as an entirety or in portions as the Secured Party may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. For purposes of Louisiana executory process, the Debtor acknowledges the Secured Obligations and does hereby confess judgment in favor of the Secured Party for the full amount of the Secured Obligations not paid when due. Any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Each of the Debtor hereby waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days' delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721;
(d) the three days' delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the



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recognition or enforcement of this Security Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, each of the Debtor and Secured Party agrees that the court issuing any such order shall, if petitioned for by the Secured Party, direct the applicable sheriff to appoint as a keeper of the Collateral, the Secured Party or any agent designated by the Secured Party or any person named by the Secured Party at the time such seizure is effected. This designation of a keeper will be pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Secured Party or its agent shall be entitled to all the rights and benefits of a keeper afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $100.00 per day, which shall be payable on the first business day of each month. Such amounts shall also be included in the Secured Obligations. The Secured Party shall not be obligated to petition the court for the appointment of a keeper.

         6.6. Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral shall be applied by the Secured Party in accordance with the terms of Section 3.3(a) of the Intercreditor Agreement.

SECTION 7. Secured Party as Attorney-in-Fact for Debtor.

         7.1. Attorney-In-Fact. The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, to act for the Debtor and in the name of the Debtor, in the Secured Party's discretion upon the occurrence and during the continuance of Default, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law, to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, and to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to grant or issue any exclusive or non-exclusive license under the Intellectual Property and to file any claims or take any action or institute any proceedings which the Secured Party may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

         The power of attorney granted hereby is coupled with an interest and is irrevocable.

         7.2. Secured Party Performance. If Debtor fails to perform any covenant contained herein, the Secured Party may itself perform, or cause performance of, such covenant, and such Debtor shall pay for the reasonable expenses of the Secured Party incurred in connection therewith in accordance with Section 8.1.

         7.3. Secured Party's Duties. The powers conferred on the Secured Party under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of



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any Collateral in its possession and the accounting for monies or other property actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care as to the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property.

SECTION 8. Miscellaneous.

         8.1. Expenses. Debtor shall upon demand pay to the Secured Party for its benefit and the benefit of the other Noteholders the amount without duplication of any reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party and the other Noteholders may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party or any other Noteholder hereunder, and (c) the failure by such Debtor to perform or observe any of the provisions hereof.

         8.2. Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by Debtor from the terms of this Security Agreement shall be effective unless the same shall be in writing and signed by the Debtor and the Secured Party, as collateral agent on behalf of the Noteholders, pursuant to the Intercreditor Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.3. Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in the Note Purchase Agreement. All such notices and other communications shall be effective as provided in the Note Purchase Agreement.

         8.4. Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full and termination of the Secured Obligations (other than indemnification obligations),
(b) be binding upon the Debtor, the Secured Party, the Noteholders and their respective successors, and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of, and be binding upon, the Secured Party, the Noteholders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Noteholder assigns or otherwise transfers any interest held by it under the Note Purchase Agreement to any other Person pursuant to the terms of the Note Purchase Agreement that other Person shall thereupon become vested with all the benefits held by such Noteholder under this Security Agreement. Upon the indefeasible payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.



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         8.5. Waiver of Rights of Appraisement. The Debtor hereby expressly waive the rights of appraisement, notice, or delay and expressly agrees to the immediate seizure of the Collateral in the event of suit thereon.

         8.6. Waiver of Jury Trial. THE DEBTOR AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY DEALINGS RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF SUCH TRANSACTIONS, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE SECURED PARTY AND THE DEBTOR EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT IN ENTERING INTO THIS SECURITY AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE DEBTOR FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT DEBTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         8.7. Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any conflict of laws provisions thereof, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas. Notwithstanding anything to the contrary in this Section, the rights, duties, immunities, indemnities and standard of care of Wilmington Trust Company, individually, and as Collateral Agent and Secured Party shall be governed by and construed in accordance with the laws of the State of Delaware.

                          [Signatures on the next page]



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         The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.


                            DEBTOR:

                            Probex Fluids Recovery, Inc., a Delaware corporation


                            By: /s/  BRUCE A. HALL
                               -------------------------------------------------
                               Name: Bruce A. Hall
                               Title: Vice President


                            Address:    13355 Noel Road, Suite 1200
                                        Dallas, Texas 75240
                            Attention:  Bruce Hall
                                             Telecopy No. 972/980-8545



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                              COLLATERAL AGENT:

                              WILMINGTON TRUST COMPANY


                              By: /s/ JOSEPH B. FEIL
                                  ----------------------------------------------
                              Name: Joseph B. Feil
                              Title: Senior Financial Services Officer

                              Address:   Wilmington Trust Company
                                         1100 North Market Street
                                         Rodney Square North
                                         Wilmington, DE 19890-0001
                              Attention: Corporate Trust Administration - Probex



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                        [SCHEDULES INTENTIONALLY OMITTED]





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